Exhibit 10.25


                     McWHORTER TECHNOLOGIES, INC.
      1996 NONEMPLOYEE DIRECTOR STOCK OPTION AND AWARD PLAN


          1. Purpose. The 1996 Nonemployee Director Stock Option and Award Plan (the "Plan") is intended to provide incentives which will attract and retain outstanding individuals to serve as members of the Board of Directors of McWhorter Technologies, Inc., a Delaware corporation, (the "Company") by providing such persons opportunities to acquire shares of Common Stock of the Company (the "Common Stock") thereby strengthening the mutuality of interest between such persons and the Company's stockholders.

          2. Participants. Participation in this Plan is limited to members of the Board of Directors of the Company who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (a "Nonemployee Director" or "Participant").

          3. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 50,000 shares of Common Stock, which may be authorized but unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to or reserved for such option may again be used for new options granted under this Plan.

          4. Options to be Granted under the Plan. Effective on the date of his or her initial election to the Board of Directors, each Nonemployee Director will automatically be granted a non-qualified stock option to purchase 10,000 shares of Common Stock. Effective on the date of the initial election of a Nonexecutive Director as Chairman of the Board of Directors, such person shall automatically be granted a non-qualified stock option to purchase 25,000 shares of Common Stock.

          5. Option Exercise Price. Each option granted under this Plan shall be exercisable at an option price equal to the Fair Market Value of the Common Stock on the date immediately preceding the date of grant.

          6. Limitations on Exercise. Any option granted under this Plan may be exercised (in accordance with Section 7 hereof) in whole or in part, from time to time after the date granted, subject to the following limitations:

          (a) No option granted hereunder may be exercised during the first six months following the date such option was granted. Thereafter, each option may be exercised in full.
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          (b)  Any option granted under this Plan may not be exercised:

              (i) more than six months after termination of any Nonemployee Director's service as a member of the Board for any reason other than death or retirement (and then only to the extent that the Nonemployee Director could have exercised such option on the date of termination); or

              (ii) more than twelve months after a Nonemployee Director's retirement from the Board or death (and then only to the extent that the Nonemployee Director could have exercised such option on the date of termination);

provided, however, that no option granted hereunder may be exercised more than ten years from the date the option is granted.

          7. Method and Time of Exercise; Delivery of Certificates. Any option granted under this Plan shall be deemed exercised on the date written notice of exercise is received by the Chief Financial Officer or Treasurer of the Company at the Company's corporate headquarters. Such notice shall be accompanied by: (i) a check payable to the Company for the purchase price of the shares to be purchased; or (ii) delivery (or certification of ownership) of shares of Common Stock owned for at least six months whose Fair
Market Value on the date of exercise equals the purchase price of the shares to be purchased; or (iii) any combination of the foregoing. A Participant may also use cashless exercise as permitted under the Federal Reserve Board's Regulation T.

          8. Deferred Stock. Each Nonexecutive Director shall have the right to elect to receive a deferred stock award under this Plan in lieu of such director's annual retainer. For purposes of this Section "retainer" means the annualretainer to be paid by the Company to a Nonemployee Director for a given fiscal year of the Company with respect to such person's service on the Board of Directors for such fiscal year, exclusive of fees relating to such person's attendance at meetings of the Board of Directors and committees thereof. The number of shares of deferred stock to be awarded in lieu of the retainer shall be determined by dividing the Nonexecutive Director's annual retainer by the Fair Market Value of the Common Stock on the date the retainer is payable. The shares of deferred stock to be issued to the Nonexecutive Director pursuant to this Section shall be issued to the Nonexecutive Director or, in the case of the Nonexecutive Director's death, to the Nonexecutive Directors' estate, thirty days after the Nonexecutive
Director ceases to be a director of the Company. Prior to that time the Nonexecutive Director will have no rights as a stockholder of the Company with respect to the deferred stock award.

          9. Nontransferability. Any option or deferred stock award granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and any option shall be exercisable, during the Participant's lifetime, only by the Participant or the

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Participant's guardian or legal representative.  If a Nonemployee Director dies during the option period, any option granted to such Participant may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only in accordance with
Section 6 above. Notwithstanding the foregoing, an option or deferred stock award will automatically become transferable to the Participant's immediate family or trusts or family partnerships for the benefit of such persons if and to the extent the Securities and Exchange Commission specifically removes the transferability restrictions from Securities and Exchange
Commission Rule 16b-3 ("Rule 16b-3").

          10. Other Provisions; Securities Registration. The grant of any option or deferred stock award under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange or stock market listing requirements.

          11. Definition of Fair Market Value. The term "Fair Market Value" shall mean, as of any date, the closing price of the Common Stock, as reflected in the New York Stock Exchange Composite Transaction Quotations for the date of calculation (or such other consolidated transaction reporting system on which such Common Stock is primarily traded) for such day, or if such Common Stock was not traded on such day, then the next preceding day on which the stock was traded, all as reported by such source as the Board of Directors may select.

          12. Adjustment Provisions. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option and deferred stock award shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option and deferred stock award shall not be changed. If, during the term of any option or deferred stock award granted under this Plan, the Common Stock of the Company shall be changed into another kind of stock, securities, cash or other property whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options and upon issuance of shares of Common Stock pursuant to any deferred stock awards, the stock, securities, cash or other property the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock which could have been acquired through the exercise of such options or were issuable pursuant to deferred stock awards.

          13. Amendment or Discontinuation of Plan. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any outstanding option or deferred stock award; provided that this Plan may not be amended more frequently than once every six months and no amendment shall be adopted which would result in any Nonemployee Director losing his or her status as a "disinterested" administrator under Rule 16b-3 with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

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          14.  Stockholder Approval.  The Plan was adopted by the Board of
Directors on December 13, 1995, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.